Exhibit 32.2
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Quarterly Report of Holley Inc. (the "Company") on Form 10-Q for the period ended September 27, 2026, as filed with the Securities and Exchange Commission (the "Report"), I, Jesse Weaver, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jesse Weaver
Jesse Weaver
Chief Financial Officer

November 5, 2026
A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.